Exhibit 10.123

EXECUTION COPY

AMENDMENT TO THE

STRATEGIC ALLIANCE AGREEMENT

between

THE GILLETTE COMPANY

and

MTI MICROFUEL CELLS INC.

dated

August 18, 2004

AMENDMENT to the STRATEGIC ALLIANCE AGREEMENT

This Amendment to the Strategic Alliance Agreement (this "Amendment"), dated as of August 18, 2004 (the "Effective Date"), is made and entered into by and between The Gillette Company, a Delaware corporation ("Gillette"), and MTI MicroFuel Cells Inc., a Delaware corporation ("MTI"). Each of Gillette and MTI is referred to in this Amendment, from time to time, as a "Party" or, collectively, the "Parties".

W I T N E S S E T H :

WHEREAS, the Parties have entered into a strategic relationship defined in the Strategic Alliance Agreement (the "Agreement"), dated September 19, 2003, between Gillette and MTI;

WHEREAS, the Parties have agreed to a specific Initial Work Plan as set forth in Exhibit B of the Agreement;

WHEREAS, the Parties believe there is mutual value in extending said Milestone beyond its original NTE date;

WHEREAS, in the interest of a successful business outcome, the Parties wish to amend the Agreement to define this extension;

NOW THEREFORE, in consideration of the above stated premises and the mutual covenants and agreements set forth below, the Parties hereby agree as follows:

  DEFINITIONS

  Defined terms used in this Amendment, as indicated by the use of initial capitalization, shall have the meanings set forth in the Agreement. Defined terms that do not appear in Agreement shall have the meanings ascribed to them upon their first occurrence herein.

  "FC Technology Platform Demonstration" means the conclusion of the intermediate Phase 2 (the "Phase 2") step of the revised Key Milestone 3 as identified in the attached Exhibit A1.

  "Gillette FR and SIC IP" means the Intellectual Property created solely by Gillette, or jointly by Gillette and MTI, that is primarily related to FRs or SICs, prior to or during the Cooperative Development Period.

  AMENDMENT

  The Agreement is hereby amended as follows

  A1.) In Article III, Paragraph 3.1 (a) (ii), the following sub-paragraph is added:

          License to any MTI improvements on Gillette FR and SIC IP. MTI hereby grants to Gillette, and, if applicable, shall cause its Affiliates to grant to Gillette, a perpetual, irrevocable, royalty-free, non-exclusive, worldwide license, including the right to sublicense, to any MTI improvements on Gillette FR and SIC IP developed during the term of the Agreement.

  A2.) In Article III, Paragraph 3.1 (c), the following sub-paragraph is added:

  (v) MTI shall not disclose any Gillette FR or SIC IP to third parties in connection with either Approved Government Applications or the Intermec Project, without prior written authorization from Gillette.

  A3.) In Article VIII, Paragraph 8.2, sub-paragraph (a) is replaced in its entirety by the following:

  (a) Termination by Gillette or MTI Without Cause during OEM Marketing Calls and Concept Product Development Milestone.

  (i) Either Gillette, in its sole discretion, or MTI, in its sole discretion, may elect to terminate this Agreement after the completion of the FC Technology Platform Demonstration within the OEM Marketing Calls and Concept Product Development Milestone by giving the other Party Notice of such election within twenty (20) days after completion of all such tasks and acceptance of all such Deliverables. Such termination shall become effective on the fifteenth (15th) day following Notice of the election to terminate unless the Party electing termination provides Notice of withdrawal of such election within such fifteen (15) day period.

  (ii) Either Gillette, in its sole discretion, or MTI, in its sole discretion, may elect to terminate this Agreement after completion of all tasks and acceptance of all Deliverables relating to the OEM Marketing Calls and Concept Product Development Milestone by giving the other Party Notice of such election within twenty (20) days after completion of all such tasks and acceptance of all such Deliverables. Such termination shall become effective on the fifteenth (15th) day following Notice of the election to terminate unless the Party electing termination provides Notice of withdrawal of such election within such fifteen (15) day period.

  A4.) In Article VIII, Paragraph 8.3, sub-paragraph (b) is replaced in its entirety by the following:

  Termination for Convenience, Failure of a Condition, or an Assignment after License Trigger Date. In the event this Agreement is validly terminated after the License Trigger Date pursuant to Sections 8.2(a), 8.2(b), 8.2(c) or 13.10, Gillette shall grant, and if applicable shall cause its Affiliates to grant, a non-exclusive, worldwide, irrevocable, perpetual license with right to sublicense to MTI to the FR/SIC Technology existing as of the termination date to manufacture, have manufactured, produce, have produced, develop, have developed, improve, have improved, use, have used, market, have marketed, sell, have sold, import, have imported, export, and have exported for all uses and purposes, whether or not any use or purpose is permitted under this Agreement and whether or not any use or purpose is within or outside the Target Market. Such license shall bear the royalties set forth in Section 6.1.

  A5.) The NTE time set forth in Key Milestone 3 of the Initial Work Plan, as originally defined in Exhibit B of the Agreement, is hereby amended from 40 weeks from the completion of Key Milestone 2, to a specific date of May 23, 2005. The intermediate Phase 2 of said Milestone, the FC Technology Platform Demonstration, shall have a NTE date of October 29,2004. Key Milestone 3 shall be further amended as defined in the attached Exhibit A1:

  GENERAL

Entire Agreement.

This Amendment, including all exhibits hereto, together with the Agreement, Equity Agreement, the Confidentiality Agreement, and the Funding Agreement, constitute the entire agreement among the Parties with respect to the matters set forth herein, and supercede all prior agreements and understandings, both written and oral, among the Parties with respect thereto.

Severability.

If any term or provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic and legal substance of the underlying transaction is not affected in any manner materially adverse to any Party. Upon such determination that (a) any term or provision is invalid, illegal or incapable of being enforced and (b) the economic or legal substance of the underlying transaction is affected in a manner materially adverse to any Party, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by Legal Requirements in order that the underlying transaction be completed as originally contemplated to the fullest extent possible.

Counterparts.

This Amendment may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Amendment as of the Effective Date.

THE GILLETTE COMPANY

By: s/Jim O'Donnell

Name: Jim O'Donnell

Title: Vice President, New Products Business Development & Strategy

MTI MICROFUEL CELLS INC.

By: s/William P. Acker

Name: William P. Acker

Title: President and Chief Executive Officer